UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Service Corporation International
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6402-1 (Commission File Number)	74-1488375 (I.R.S. Employer Identification Number)

1929 Allen Parkway Houston, Texas (Address of principal executive offices)	77019 (Zip code)

(713) 522-5141 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On June 17, 2013, the Company issued a press release announcing that it had commenced a private offering (the “Offering”) of $425 million aggregate principal amount of Senior Notes due 2022 (the “Notes”). The full text of the press release is attached hereto as Exhibit 99.1.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities of the Company. Any securities to be offered by the Company, will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

99.1	Press release dated June 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2013

Service Corporation International

By:	/s/ Gregory T. Sangalis
Name: Gregory T. Sangalis Title: Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 17, 2013